Exhibit 4.6

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

August 3, 2007	Void After August 3, 2014

ADVANCED BIOHEALING, INC.

WARRANT TO PURCHASE SHARES OF CAPITAL STOCK

This Warrant (the “Warrant”) is issued to Pacific Growth Equities, LLC (the “Holder”) by Advanced BioHealing, Inc., a Delaware corporation (the “Company”) pursuant to the Engagement Letter Agreement between the Holder and the Company dated May 25, 2006 and the rider thereto dated May 14, 2007.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to 174,214 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). The shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be subject to adjustment pursuant to Section 8.

2. Exercise Price. The purchase price for each Share shall be $3.61623, subject to adjustment pursuant to Section 8, and such price, as adjusted from time to time, is herein referred to as the “Exercise Price.”

3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the period commencing on the date hereof and ending on the earlier of (i) August 3, 2014 and (ii) the closing of a Sale Transaction (as defined in the Amended and Restated Certificate of Incorporation of the Company).

4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of this Warrant, together with a duly executed Subscription Notice in the form attached hereto, to the Secretary of the Company at its principal office; and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

5. Net Exercise. In lieu of cash exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

Y (A - B)
X =	A

Where

X =	The number of Shares to be issued to the Holder.

Y =	The number of Shares purchasable under this Warrant.

A =	The fair market value of one Share.

B =	The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 5, the fair market value of the Shares shall mean the average of the closing bid and asked prices of the Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in The Wall Street Journal, for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued shares, as such price shall be determined in good faith by the Company’s Board of Directors.

6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within five (5) days of the delivery of the Subscription Notice.

7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the class of equity securities issuable upon exercise of this Warrant, by split-up or otherwise, or combine such securities, or issue additional shares of its capital stock as a dividend with respect to such securities, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In the case of any reclassification, capital reorganization or change in the class of equity securities issuable upon exercise of this Warrant (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interests of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

(d) Other Action Affecting Shares. In the event that the Company shall make a distribution in respect of the Shares that is not elsewhere described in this Section 8, the Holder shall be entitled, upon exercise of this Warrant, to receive from the Company its pro rata share of any such distribution such that the Holder receives, upon exercise of this Warrant, the same type and amount of property which such Holder would have received if such Holder had exercised this Warrant immediately prior to such distribution or the date the Company shall take a record of the holders of its shares for purposes of such distribution, as applicable, and, from and after the date of such distribution, the Company shall hold and set aside (or cause to be held and set aside in a commercially reasonable manner) an amount of such property equal to the Holder’s pro rata portion thereof for distribution to the Holder pursuant hereto.

9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the fair market value thereof then in effect.

10. Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

(a) Warrant and any Shares that may be acquired by the Holder as a result of the exercise of this Warrant shall be acquired by the Holder for the Holder’s own account for investment purposes and not with a view to, or for sale in connection with, any distribution. The Holder does not presently have any contract, undertaking or agreement with any person or entity to sell, transfer or grant participation rights to any other person or entity with respect to this Warrant or any Shares that may be acquired by the Holder as a result of the exercise of this Warrant.

(b) The Holder is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(c) The Holder acknowledges and agrees that this Warrant and any Shares that may be acquired by the Holder as a result of the exercise of this Warrant must be held indefinitely unless registered under the Securities Act or an exemption from such registration is available. The Holder had been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time (“Rule 144”), which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. The Holder understands that no public market now exists for any securities issued by the Company and that a public market may never exist for this Warrant or the Shares.

(d) The Holder’s principal place of business is at the following address: One Bush Street, 17th Floor, San Francisco, California 94104.

11. Registration Rights. The Holder shall have the following registration rights:

(a) At any time after the Company becomes eligible to file a registration statement with the Securities and Exchange Commission (the “Commission”) for a public offering and sale of securities of the Company (a “Registration Statement”) on Form S-3 (or any successor form relating to secondary offerings, hereinafter, “Form S-3”), the Holder shall have the right to require the Company to effect Registration Statements on Form S-3 of Shares having a minimum anticipated gross proceeds in each registration on Form S-3 of at least $500,000; provided, however, that the Company shall not be required to effect more than one (1) such Registration Statement in any twelve (12) month period.

(b) If at the time of any request to register Shares pursuant to this Section 11(a) the Company is engaged, or has fixed plans to engage within thirty (30) days of the time of such request, in a registered public offering as to which the Holder may include Shares pursuant to Section 11(c), the Company may delay any such requested registration for up to ninety (90) days from the effective date of such offering, provided that the Company is actively employing all good faith efforts to cause the occurrence of such registered public offering.

(c) Subject to Section 11(d), whenever the Company proposes to file a Registration Statement (other than a Registration Statement on Form S-8 or Form S-4, or their successors) for a person other than the Holder, the Company shall, prior to such filing, promptly give written notice to the Holder of its intention to do so and, if the Company receives the written request of the Holder to register some or all of its Shares in such registration within twenty (20) days after the Company provides such notice, the Company shall use its best efforts to cause all Shares that the Company has been requested by the Holder to be registered under the Securities Act to the extent necessary to permit their sale or other disposition; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 11(c) without obligation to the Holder resulting from such postponement or withdrawal.

(d) In connection with any offering under Section 11(c) involving an underwriting, the Company shall not be required to include any Shares in such underwriting unless the Holder accepts the customary terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by it. If the underwriter advises the Holder that, in its good faith view, marketing factors require a limitation of the number of shares to be underwritten, then the Company shall exclude from such registration (i) first, securities held by any person who does not have any contractual rights to cause the Company to register such securities and (ii) second, securities held by any person with such contractual rights pro rata among such holders on the basis of the respective number of shares of Common Stock requested to be included in such registration.

(e) No registration effected pursuant to Section 11(c) shall count as a request for registration under Section 11(a) hereof.

12. Registration Procedures. If and whenever the Company is required by the provisions of this Warrant to effect the registration of any of the Shares under the Securities Act, the Company shall:

(a) Keep the Holder advised as to the completion thereof;

(b) Prepare and file with the Commission a Registration Statement with respect to such Shares and use its best efforts to cause that Registration Statement to become and remain effective until the completion of the distribution;

(c) As expeditiously as reasonably practicable, prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(d) As expeditiously as reasonably practicable, furnish to the Holder such reasonable numbers of copies of the Registration Statement, each amendment and supplement thereto, prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Shares;

(e) As expeditiously as reasonably practicable, use its best efforts to register or qualify the Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Holder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Holder to consummate the public sale or other disposition in such states of the Shares; provided, however, that the Company shall not be required in connection with this Section 12(e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction where it is not conducting business;

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Holder shall also enter into and perform its obligations under such an agreement;

(g) Promptly notify the Holder, and each underwriter, if any, after it shall receive notice thereof, of the time when such Registration Statement has become effective or such supplement to any prospectus forming a part of such Registration Statement has been filed;

(h) Promptly notify the Holder, and each underwriter, if any, of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(i) Prepare and promptly file with the Commission each amendment or supplement to such Registration Statement or prospectus, as then in effect, as may be necessary to correct any statements or omissions if, prior to the time an agreement is executed for the sale of such Shares, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made, and promptly notify the Holder, and each underwriter, if any, of each such amendment or supplement;

(j) Promptly notify the Holder, and each underwriter, if any, after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use all reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k) At any time when such Registration Statement is effective under the Securities Act, promptly notify the Holder, and each underwriter, if any, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall promptly prepare a supplement or amendment to such prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(l) Furnish, on the date that such Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder and (b) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters and to the Holder;

(m) If the Company has delivered preliminary or final prospectuses to the Holder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Holder and, if requested, the Holder shall promptly cease making offers of Shares and return all prospectuses to the Company or confirm in writing that all prospectuses have been destroyed. The Company shall promptly provide the Holder with revised prospectuses and, following receipt of the revised prospectuses, the Holder shall be free to resume making offers of the Shares;

(n) Cause all such Shares to be listed on or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

(o) Provide a transfer agent and registrar for all Shares registered pursuant to such Registration Statement and a CUSIP number for all such Shares, in each case not later than the effective date of such registration;

(p) Make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Holder or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information in each case as may reasonably be requested by the Holder or such underwriter, attorney, accountant or agent in connection with such Registration Statement, subject to such reasonable confidentiality requirements as may be requested the Company;

(q) In the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order; and

(r) Make available its senior management to participate in any “road shows” scheduled in connection with the offering of any Shares pursuant to such registration, with all reasonable out-of-pocket costs and expenses incurred by the Company in connection with such attendance and participation to be paid by the Company.

13. Information by Holder. As a condition to be included in any Registration Statement, the Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Warrant.

14. Allocation of Registration Expenses. The Company shall pay all Registration Expenses (as defined below) of all registrations under this Warrant; provided, however, that if a registration under Section 11(a) is withdrawn at the request of the Holder (other than as a result of information concerning the business or financial condition of the Company that is made known in writing to the Holder after the date on which such registration was requested) and if the Holder elects not to have such registration counted as a registration requested under Section 11(a), the Holder shall pay the Registration Expenses of such registration. The term “Registration Expenses” shall mean all expenses incurred in complying with the registration procedures of this Warrant, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company (the fees and disbursement of counsel for the Holder shall in all cases remain with the Holder), state Blue Sky fees and expenses and the expense of any special audits or “comfort” letters incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

15. Indemnification and Contribution.

(a) In the event of any registration of any of the Shares under the Securities Act pursuant to this Warrant, the Company shall indemnify and hold harmless the Holder (including each member, manager, partner, officer and director thereof and legal counsel and independent accountant thereto), each underwriter of such Shares, if any, and each other person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “Holder Indemnified Party”) against any expenses, losses, claims, damages or liabilities, joint or several, to which such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) any Registration Statement under which such Shares were registered under the Securities Act, (ii) any preliminary prospectus or final prospectus contained in such Registration Statement, (iii) any other document delivered to such Holder Indemnified Party by the Company’s chief executive officer, chief financial officer or president that is delivered in connection with such registration of Shares or (iv) any amendment or supplement thereto, or, in any of the foregoing cases, arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws or otherwise in connection with the offering covered by such Registration Statement; and the Company shall reimburse such Holder Indemnified Party for any legal or any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder Indemnified Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, final prospectus or any such amendment or supplement, in reasonable reliance upon and in conformity with information furnished (or not furnished in the case of an omission or alleged omission) to the Company, in writing, by or on behalf of such Holder Indemnified Party specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Shares under the Securities Act pursuant to this Warrant, the Holder shall indemnify and hold harmless the Company, each of the Company’s directors and officers, each underwriter, if any, and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnified Party”; and together with the Holder Indemnified Parties, the “Indemnified Parties”) against any expenses, losses, claims, damages or liabilities, joint or several, to which the Company Indemnified Party may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Registration Statement under which such Shares were registered under the Securities Act, (ii) any preliminary prospectus or final prospectus contained in such Registration Statement, (iii) any other document delivered to such Company Indemnified Party by the Holder that is delivered in connection with such registration of Shares or (iv) any amendment or supplement to such Registration Statement, or, in any of the foregoing cases, arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Holder shall reimburse the Company Indemnified Party for any legal or any other expenses reasonably incurred by the Company Indemnified Party entitled to indemnification in connection with investigating or defending any such loss, claim, damage, liability or action if, and solely to the extent that, the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, document, amendment or supplement; provided, however, that the obligations of the Holder hereunder shall be limited to an amount equal to the gross proceeds received by the Holder in connection with such offering of such Shares.

(c) Each Indemnified Party entitled to indemnification under this Section 15 shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party, whose approval shall not be unreasonably withheld; and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Warrant, except to the extent that the Indemnifying Party’s ability to defend against such claim or litigation is materially impaired as a result of such failure to give notice. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 15 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any expenses, losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, losses, claims, damages or liabilities to which such party may be subject in proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 15 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 15, (a) in no case shall the Holder be liable or responsible for any amount in excess of the gross proceeds received by the Holder from the offering of Shares and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under this Section, notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party (other than the Company) shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

(e) The obligations of the Company and the Holder under this Section 15 shall survive the exercise of this Warrant and the completion of any offering of Shares in any Registration Statement.

16. Market Stand-Off Agreement. In connection with any public offering of the Company’s securities, the Holder, if requested by the Company and the underwriters managing such public offering, shall agree not to sell or otherwise transfer or dispose of any Shares or other securities of the Company held by the Holder (other than those Shares included in the public offering) for a specified period of time determined by the Company and the underwriters following the effective date of a Registration Statement; provided, however, that:

(a) such agreement shall not exceed one hundred eighty (180) days from the effective date of such registration, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period;

(b) all holders of one percent (1%) or more of the Company’s voting securities and all officers and directors of the Company enter into similar agreements; and

(c) such agreement shall only apply to the first such Registration Statement covering Common Stock to be sold on its behalf to the public in an underwritten offering.

Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

17. Rule 144 Requirements. After the earliest of (a) the closing of the sale of securities of the Company pursuant to a Registration Statement, (b) the registration by the Company of a class of securities under Section 12 of the Exchange Act or (c) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a) comply with the requirements of Rule 144(c) with respect to making and keeping available current public information about the Company;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to the Holder promptly after receipt of a written request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as the Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration, including, without limitation, Rules 144 and 144A promulgated under the Securities Act as in effect from time to time.

18. Transferability. The Holder may not sell, assign, exchange, encumber, hypothecate, pledge, give or otherwise transfer or dispose of this Warrant, including, but not limited to, any transfer to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, except to any of its affiliates. Prior to any such transfer, the Holder shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if reasonably requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon, the Holder shall be entitled to effect such transfer in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer in connection with a Sale Transaction. Any portion of this Warrant transferred as above provided shall bear the legend set forth on the first page of this Warrant, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer this Warrant in a public sale without registration under the Securities Act.

19. Successors and Assigns. The terms and provisions of this Warrant and the Agreement shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

20. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority in interest of the Shares issued or issuable upon exercise of all Warrants issued under the Agreement, even without the consent of the Holder. Any amendment or waiver effected in accordance with this Section 20 shall be binding upon each holder of each such Warrant and any shares of capital stock purchased under any such Warrant and the Company. The Holder acknowledges that, by the operation of this Section 20, the holders of a majority in interest of the Shares issued or issuable upon exercise of all Warrants issued under the Agreement shall have the right and power to diminish or eliminate all rights of the Holder under this Warrant.

21. Governing Law. This Warrant shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, as applicable to contracts executed and delivered in New York between New York residents and which are to be performed wholly within New York, without regard to principles of conflicts of law except with respect to matters of law concerning the internal corporate affairs of any corporation which is a party to or the subject of this Warrant, which matters shall be governed by the law of the jurisdiction under which such corporation derives its powers.

22. No Impairment. The Company shall not by any action, including, without limitation, through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times carry out of all such terms and take all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment.

23. Severability. If any term or provision of this Warrant is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or party thereof shall be stricken from this Warrant, and such provision shall not affect the legality, enforceability or validity of the remainder of this Warrant. If any provision or part thereof of this Warrant is stricken in accordance with the provisions of this Section 23, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

[Signature on following page]

IN WITNESS WHEREOF, each of Advanced BioHealing, Inc. and the Holder has caused this Warrant to Purchase Shares of Capital Stock to be duly executed and delivered by its proper and duly authorized officer or other authorized person (as applicable) as of the date first written above.

Company:

ADVANCED BIOHEALING, INC.

By:	/s/ Kevin Rakin
Name: Kevin Rakin
Title: CEO

Holder:

PACIFIC GROWTH EQUITIES, LLC

By:	/s/ George J. Milstein
Name: George J. Milstein
Title: Head of Investment Banking

SUBSCRIPTION NOTICE

Advanced BioHealing, Inc.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Capital Stock issued by Advanced BioHealing, Inc. and held by the undersigned,                      shares of Common Stock, par value $0.001 per share, of Advanced BioHealing, Inc.

Please check one of the following:

☐	Payment of the exercise price per share, in the total amount of $ , required under such Warrant accompanies this Subscription Notice.

☐	The undersigned elects to purchase the aforementioned shares pursuant to the cashless exercise provision in Section 5 of the Warrant.

Unless the Warrant is being exercised pursuant to the cashless-exercise provision in Section 5 of the Warrant, the undersigned hereby represents and warrants that the representations and warranties set forth in Section 10 of the Warrant are true and correct with respect to the undersigned as though made by the undersigned on and as of the date hereof.

PACIFIC GROWTH EQUITIES, LLC

By:
Name:
Title: